As filed with the Securities and Exchange Commission on August 1, 2005
Registration No. 333-118171

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ANTIGENICS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	06-1562417 (I.R.S. Employer Identification Number)
630 FIFTH AVENUE, SUITE 2100, NEW YORK, NEW YORK 10111
(212) 994-8200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

GARO H. ARMEN
Chief Executive Officer
Antigenics Inc.
630 Fifth Avenue, Suite 2100
New York, New York 10111
(212) 994-8200
(Name, address, including zip code, and telephone number, including area code, of agent for service)
with copies to:
PAUL M. KINSELLA
Ropes & Gray LLP
One International Place
Boston, Massachusetts 02110
(617) 951-7000

EXPLANATORY NOTE
Antigenics Inc. previously registered 350,000 shares of Antigenics common stock, $0.01 par value per share (the “Shares”), for resale by selling security holders who had acquired the Shares in connection with Antigenics’ acquisition of assets from Mojave Therapeutics, Inc. in July 2004. This Post-Effective Amendment is filed to deregister the 1,907 Shares that remain unsold.
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the New York City, New York, on August 1, 2005.

ANTIGENICS INC.
By:	/s/ Garo H. Armen
Garo H. Armen
Chief Executive Officer